Exhibit 3.1

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)
www.state.oh.us/sos e-mail: busserv@sos.state.oh.us

Certificate of Amendment by Director

or Incorporators to Articles

(Domestic)

Filing Fee $50.00

  (CHECK ONLY ONE (1) BOX)

(1) ☒ Amendment by Directors (123-AMDD)	(2) ☐ Amendment by Incorporators (124-AMDI)

  Complete the general information in this section for the box checked  above.

  Name of Corporation         Transmation, Inc.

  Charter Number                 328530

  ☐     Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

  Complete the information in this section if box (1) is checked.

Name and Title of Officer	Carl E. Sassano	President and CEO
	(name)	(title)

  (CHECK ONLY ONE (1) BOX)

☐ A meeting of the shareholders was duly called and held on
(Date)

☒ In an writing signed by all the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70(B)                   6              of the ORC:

                                                                                                                                                   (Insert proper paragraph number)

Resolved, that it being in the best interests of the Corporation to do so, the Corporation shall change its name from Transmation, Inc. to Transcat, Inc.

Complete the information in this section if box (2) is checked.

WE, the undersigned, being all of the incorporators or the above named corporation, do certify that the subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that we have elected to amend the articles as follows:

REQUIRED
Must be authenticated (signed) by an authorized representative (See Instructions)		9/25/02
	Authorized Representative	Date
Carl E. Sassano President and CEO

	Authorized Representative	Date

	Authorized Representative	Date